UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 20, 2022
WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Certain Officers

Effective December 31, 2022, Marty Nordlund, Werner Enterprises, Inc.'s (the "Company") Senior Executive Vice President and Chief Operating Officer, will be stepping down as the Company's chief operating officer. Mr. Nordlund joined the Company in 1994 and has held operational leadership roles for his entire career, including being promoted to Chief Operating Officer in May 2016. He will be assuming a new role focused on fostering and developing strong relationships with some of the Company's largest customers and will continue to oversee several other areas within the Company.

Appointment of Certain Officers

Effective January 1, 2023, Eric Downing, 50, will be promoted to Executive Vice President and Chief Operating Officer. In his new role, Mr. Downing will have executive operating responsibility for the Company's trucking and logistics business units. Mr. Downing has been leading the Company's Dedicated division as its Senior Vice President since 2016. Under his leadership, the Dedicated division has grown its truck count by 40%, and its revenue has nearly doubled. Mr. Downing joined the Company in 1998 as a fleet coordinator. During his tenure with the Company, he has served in a variety of leadership roles, including the following positions: (i) Associate Vice President - Specialized Services in 2009; (ii) Vice President - Specialized Services in 2012; and (iii) Senior Vice President - Dedicated in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: September 20, 2022	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: September 20, 2022	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary